Exhibit 10(c)
                                 AMENDMENT NO. 3
                                       TO
                                 RESTATEMENT OF
                  TRUSTCO BANK EXECUTIVE OFFICER INCENTIVE PLAN

      WHEREAS, Trustco Bank, National Association (hereinafter referred to as (the "Corporation") maintains the Trustco Bank Executive Officer Incentive Plan (hereinafter referred to as the "Plan"); and

      WHEREAS, the Corporation desires to amend said Plan effective as of May 15, 2001;

      NOW, THEREFORE, the Corporation does hereby amend the Plan effective as of May 15, 2001, so that it will read as follows:

                                       I.

      Section 3.4 of the Plan is hereby deleted in its entirety and the following is substituted lieu thereof:

      "Section 3.4 Incentive Awards that were automatically deferred under the Plan prior to January 1, 2002, pursuant to Section 3.4 of the Plan as then in effect, will be accounted for through a separate subaccount of the Participant's Deferred Compensation Account and will be credited with interest as provided in Section 4.3 of the Plan. Amounts in such subaccount will become payable in the earliest calendar year in which (i) the payment of such deferred amount (and interest thereon), together with other compensation to be paid to the Participant and reportable on the Participant's Form W-2, is not expected to exceed the Section 162(m) limitation, or (ii) the Section 162(m) limitation is no longer applicable to compensation paid to the Participant. Deferred Incentive Awards, and earnings thereon, which become payable under this Section 3.4 will be paid in the order such Incentive Awards were deferred."

                                       II.

      The title of ARTICLE IV of the Plan is hereby deleted and the following is substituted in lieu thereof:

                                   "ARTICLE IV
             DEFERRAL OF INCENTIVE AWARDS AND TERMINATION BENEFITS"

                                      III.

      The following new Section 4.5 is hereby added after Section 4.4 of the
Plan:

      "Section 4.5 Payment of termination benefits, as defined under a Participant's employment agreement, will automatically be deferred to the extent that such payment, together with a Participant's other compensation for the calendar year, as defined in Section 162(m) of the Code, is expected to exceed the Code Section 162(m) limitation on deductible compensation paid to the Participant.


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      The date of the initial deferral will be the date the termination benefits would have been paid to the Participant, but for the provisions of this Section
4.5. Such deferred amount will be credited to a separate subaccount of the Participant's Deferred Compensation Account and will be credited with interest as provided in Section 4.3 of the Plan. Any amount deferred pursuant to this
Section 4.5 will become payable in the earliest calendar year in which (i) the payment of such deferred amount (and interest thereon), together with the Participant's other compensation for the calendar year as defined in Code
Section 162(m), does not exceed the Code Section 162(m) limitation, or (ii) the
Section 162(m) limitation is no longer applicable to compensation paid to the Participant."

      IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 3 to be executed by its duly authorized officer this 15th day of May, 2001.

ATTEST:
TRUSTCO BANK, NATIONAL ASSOCIATION


/s/ William M. McCartan                          By: /s/ Henry C. Collins
________________________________________            ___________________________
William M. McCartan, Assistant Secretary            Henry C. Collins, Secretary


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